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                                                                  EXHIBIT 10.38


                              UNIT OPTION AGREEMENT

                  THIS UNIT OPTION AGREEMENT is issued as of this 12th day of September, 1995, by Boston West, L.L.C., a Delaware limited liability company, (the ("COMPANY"), to Boston Pacific Inc., a California corporation ("OPTIONEE").

                                   WITNESSETH:

                  WHEREAS, the Company is of the opinion that the interests of the Company will be advanced by encouraging Optionee to acquire or increase its proprietary interest in the Company, thus providing Optionee with a more direct stake in its welfare and assuring a closer identification of its interests with those of the Company.

                  NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants an option to purchase units of the Company to Optionee on the terms hereinafter expressed.

         1. OPTION GRANT. The Company hereby grants to Optionee an option to purchase a total of 31,000 Class A Units (as defined in the Limited Liability Company Agreement of the Company) at an option exercise price of $10 per Class A Unit.

         2. TIME OF EXERCISE. This option may not be exercised before January 15, 1996 but may be exercised (in the manner provided in paragraph 3 below) in whole or in part, and from time to time thereafter; provided, however, this option may not be exercised after January 15, 1997. Notwithstanding the foregoing, once those certain investors, who are required to pay the Company by January 15, 1996, an aggregate sum of $1,250,000 in connection with the completion of their purchase of Class A Units of the Company, pay such sum in full to the Company, Optionee shall be required to exercise this option within 15 days following Optionee's receipt of written notice from the Company of the completion of such payment in full.

         3. METHOD OF EXERCISE. this option may be exercised only by notice in writing delivered to the Treasurer of the Company and accompanied by:

                  (a) The full purchase price of the Class A Units purchased payable by a certified or cashier's check payable to the order of the Company;




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                  (b) Such other documents or representations as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the option; and,

                  (c) Written notice of exercise to Boston Chicken, Inc.

         4.       ADJUSTMENTS.

                  (a) If the Company shall at any time change the number of issued Class A Units without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of Class A Units, liquidation, combination or other change in corporate structure affecting the Class A Units) or make a distribution of cash or property which has a substantial impact on the value of issued Class A Units, the total number of Class A Units then remaining subject to purchase hereunder and the option exercise price per Class A Unit shall be adjusted so that the total consideration payable to the Company upon the purchase of all Class A Units not theretofore purchased shall not be changed.

                  (b) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Class A Units being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "ACQUISITION"), Optionee shall have the right thereafter and during the term of this Option (subject however to all of the terms and conditions set forth herein), to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Class A Units which might have been obtained upon exercise of this Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "ACQUISITION CONSIDERATION" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one Class A Unit upon consummation of an Acquisition.

         5. RIGHTS AND RESTRICTIONS. The Class A Units issuable upon exercise of this Option shall be entitled to, and shall be subject to, all of the rights, preferences, privileges and restrictions then applicable to the other Class A Units then held by Optionee including but not limited to the Pledge Agreement dated April 16, 1995.

6.       MISCELLANEOUS.

                  (a) PROMPT DELIVERY OF DOCUMENTS. To the extent that any documents are required to be executed by a party to




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effectuate this Agreement, the party will execute and deliver the document as promptly as practicable.

                  (b) Amendment. This Agreement cannot be altered, amended, or modified, in any respect, except by a writing duly executed by all of the parties and with the prior written consent of Boston Chicken, Inc., which consent will not be unreasonably withheld or delayed.

                  (c) entire Agreement. This Agreement, including the Exhibits referenced herein, is the entire agreement between the parties with respect to the subject matter hereof and all prior agreements, understandings, oral agreements and writings are expressly superseded hereby.

                  (d) SEVERABILITY. The provisions of this Agreement are severable. If a court of competent jurisdiction rules that any provision of this Agreement is invalid or unenforceable, the court's ruling will not effect the validity and enforceability of the other provisions of this Agreement.

                  (e) GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws.

                  (f) HEADINGS. The title of the various paragraphs in this Agreement are intended solely for convenience of reference, and are not intended and shall not be deemed for any purpose whatsoever to modify, explain or place any construction upon any of the provisions of this Agreement and shall not affect the meaning or interpretation of this Agreement.

                  (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]




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                  IN WITNESS WHEREOF, the Company has caused this Unit Option
Agreement to be executed on the date first above written.

                                    BOSTON WEST, L.L.C.,
                                    A Delaware limited liability company

                                    By:   /s/  Robin D. Downing
                                          ----------------------------------
                                          Its       CFO

ACCEPTED BY OPTIONEE:

BOSTON PACIFIC, INC.

By   /s/  Joseph N. Stein
     ----------------------------------
     Its        CFO


         The undersigned agrees that the transaction contemplated by this Agreement shall not be a "Default" as defined in the Secured Loan Agreement dated April 16, 1995.

                                    BOSTON CHICKEN, INC.
                                    a Delaware corporation

                                    By:   /s/  Donald J. Bingle
                                          ----------------------------------
                                          Its    Vice President